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                                                                    Exhibit 6(a)

                                   FORUM FUNDS
                      MANAGEMENT AND DISTRIBUTION AGREEMENT


     AGREEMENT made the 18th day of December, 1995, between Forum Funds (the "Trust"), a corporation organized under the laws of the State of Delaware with its principal place of business at 2 Portland Square, Portland, Maine 04101, and Forum Financial Services, Inc. ("Forum"), a corporation organized under the laws of State of Delaware with its principal place of business at 61 Broadway, New York, New York 10006.

     WHEREAS, the Company is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end management investment company and may issue its shares of common stock, $0.001 par value, in separate series and classes; and

     WHEREAS, the Trust desires that Forum perform certain management and distribution services for each of the series of the Trust as listed in Appendix A hereto (each a "Fund" and collectively the "Funds") and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

     NOW THEREFORE, the Trust and Forum agree as follows:

     SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

     The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in the Trust's Trust Instrument, By-Laws and registration statement filed with the Securities and Exchange Commission (the "SEC"), under the Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in a prospectus ("Prospectus") or statement of additional information ("Statement of Additional Information") relating to a Fund contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered copies of the documents listed in this Section and will from time to time furnish Forum with any amendments thereof.

     SECTION 2.  APPOINTMENT

     The Trust hereby employs Forum, subject to the direction and control of the Board, to manage all aspects of the Trust's operations with respect to each Fund except those which are the responsibility of any investment adviser to a Fund (the "Adviser") and to serve as distributor of the shares of common stock of each Fund (the "Shares") pursuant to the provisions of Section 4 hereof.
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     SECTION 3.  ADMINISTRATIVE DUTIES

     With respect to the Funds, Forum will arrange to:

     (a) provide the Trust, at the Trust's expense, with the maintenance of certain books and records, such as journals, ledger accounts and other records described in Rule 31a-1 under the Act, the transmission of purchase and redemption orders for shares of the Funds, the notification to the Trust's investment advisers of available funds for investment, and the reconciliation of account information and balances among its custodian, transfer agent and dividend disbursing agent and its investment adviser;

     (b) provide the Trust, at the Trust's expense, with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary to provide effective operation of its corporation, including the services described in subparagraph (a) above of this Section 3;

     (c) oversee the performance of administrative and professional services rendered to the Trust by others, including the Trust's custodians, transfer agents and dividend disbursing agent, as well as accounting, auditing and other services performed for the Trust, including the calculation of the net asset value of shares of the Funds;

     (d) provide the Trust with adequate general office space and facilities;

     (e) oversee the preparation and the printing of the periodic updating of the Trust's registration statement, Prospectuses and Statement of Additional Information, the Trust's tax returns, and reports to its stockholders, the SEC and state securities administrators; and

     (f) maintain records relating to its services as are required to be maintained by the Trust under the Act. The books and records pertaining to the Trust which are in possession of Forum shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by Forum to the Trust or the Trust's authorized representatives.

     SECTION 4.  DISTRIBUTION SERVICES

     (a) Forum shall act as agent and sole distributor of the Trust to offer, and to solicit offers to subscribe to, the unsold balance of Shares as shall then be effectively registered under the Securities Act. All subscriptions for Shares obtained by Forum shall be directed to the Trust for acceptance and shall not be binding on the Trust until accepted thereby. Forum shall have no authority to make binding subscriptions on behalf of the Trust. The Trust reserves the right to sell Shares directly to investors through subscriptions received by the Trust. The right given to Forum under this Agreement shall not apply to Shares issued in connection with (a) the merger or consolidation of any other investment company with the Trust, (b) the Trust's acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment


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company, or (c) the reinvestment in Shares by the Trust's shareholders of dividends or other distributions or any other offering by the Trust of securities to its shareholders.

     (b) Forum will use its best efforts to obtain subscriptions to Shares upon the terms and conditions contained herein and in the then current Prospectus, including the offering price. Forum will send to the Trust promptly all subscriptions placed with Forum. The Trust will advise Forum in its capacity as distributor hereunder of the approximate net asset value per Share or net asset value per Share (as used in the Prospectus) on any date requested by Forum and at such other times as it shall have been determined by the Trust. The Trust shall furnish Forum from time to time, for use in connection with the offering of Shares, such other information with respect to the Trust and Shares as Forum may reasonably request. The Trust shall supply Forum with such copies of the current Prospectus in effect from time to time as Forum may request. Forum may use employees, and agents and other persons who need not be its employees, at Forum's cost and expense, to assist Forum in carrying out its obligations hereunder, but no such employee, agent or other person shall be deemed to be the Trust's agent or have any rights under this Agreement.

     (c) The Trust reserves the right to suspend the offering of Shares at any time, in the absolute discretion of the Board, and upon notice of such suspension Forum shall cease to offer Shares.

     (d) The Trust and Forum will cooperate with each other in taking such action as may be necessary to qualify Shares for sale under the securities laws of such states as the Trust may designate, provided, that Forum shall not be required to register as a broker-dealer or file a consent to service of process in such state. The Trust will pay all fees and expenses of registering Shares under the Securities Act and of qualification of Shares and its qualification under applicable state securities laws. Forum shall pay all expenses relating to its broker-dealer qualification.

     (e) The Trust represents to Forum that its Registration Statement and Prospectus (as in effect from time to time) under the Securities Act have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations of the SEC thereunder. The Trust represents and warrants to Forum in Forum's capacity as distributor that Registration Statement and Prospectus contain or will contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the SEC, and that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or on the effective date as the case may be; that neither the Registration Statement nor the Prospectus, when it shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Trust will from time to time file such amendment or amendments to the Registration Statement and Prospectus as, in the light of future developments, shall, in the opinion of counsel to the Trust, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares, but, if the Trust shall not


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file such amendment or amendments within fifteen days after receipt by the Trust of a written request from Forum to do so, Forum may, at its option, terminate this Agreement immediately. The Trust shall not file any amendment to the Registration Statement or Prospectus without giving Forum reasonable notice thereof in advance; provided, however , that nothing in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.
The Trust represents and warrants to Forum that any amendment to the Registration Statement or Prospectus hereafter filed will, when it becomes effective, contain all statements required to be stated therein in accordance with the Securities Act and the rules and regulations of the SEC, that all statements of fact contained therein will, when the same shall become effective, be true and correct and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares.

     (f) The Trust agrees to indemnify, defend and hold Forum, its several officers and Trustees, and any person who controls Forum within the meaning of
Section 15 of the Securities Act (collectively "Forum Indemnitees"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which a Forum Indemnitee may incur, under the Securities Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or Prospectus in effect from time to time under the Securities Act or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading; provided, however, that in no event shall anything contained in this Section 4(f) be so construed as to protect Forum against any liability to the Trust or its security holders to which Forum would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Section. The agreement to indemnify Forum Indemnitees is expressly conditioned upon the Trust being notified of any action brought against any Forum Indemnitee, such notification to be given by letter, telegram or facsimile addressed to the Trust at its principal office in Portland, Maine, and sent to the Trust by the person against whom such action is brought within ten days after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the Trust's indemnity agreement contained in this
Section 4(f). The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, and to retain counsel of good standing chosen by the Trust and approved by Forum. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Forum, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Forum does not approve of counsel chosen by the Trust, the Trust will reimburse the Forum Indemnitee named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Forum Indemnitee. The indemnification


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agreement contained in this Section 4(f) and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of a Forum Indemnitee and shall survive the sale of any Shares made pursuant to subscriptions obtained by Forum. This Agreement of indemnity will inure exclusively to Forum's benefit, to the benefit of Forum's successors and assigns, and to the benefit of Forum's officers and Trustees and any controlling persons and their successors and assigns. The Trust agrees promptly to notify Forum of the commencement of any litigation or proceeding against the Trust in connection with the issue and sale of any Shares.

     (g) Forum agrees to indemnify, defend and hold the Trust, the Trust's several officers and Trustees, and any person who controls the Compny within the meaning of Section 15 of the Securities Act (collectively "Compnay Indemnitees"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which a Trust Indemnitee may incur under the Act or under common law or otherwise, but only to the extent that such liability, or expense incurred by the Trust Indemnitee resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by Forum in its capacity as distributor for use in the Registration Statement or Prospectus in effect from time to time under the Securities Act, or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The agreement to indemnify Trust Indemnitees is expressly conditioned upon Forum being notified of any action brought against a Compamny Indemnitee, such notification to be given by letter, telegram or facsimile addressed to Forum at its principal office in New York, New York, and sent to Forum by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. Forum shall have a right to control the defense of such action, with counsel of Forum's own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Forum's part, and in any other event Forum and the Trust Indemnitees shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify Forum of any such action shall not relieve Forum from any liability which it may have to a Compnay Indemnitee by reason of any such untrue statement or omission on Forum's part otherwise than on account of Forum's indemnity agreement contained in this Section 4(g).

     (h) The Trust agrees to advise Forum immediately: (i) of any request by the SEC for amendments to the Registration Statement or Prospectus or for additional information, (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any material event which makes untrue any statement made in the Registration Statement or Prospectus or which requires the making of a change in either thereof in order to make the statements therein not misleading, and, (iv) of all action of the SEC with respect to any amendments to the Registration Statement or Prospectus which may from time to time be filed with SEC under the Securities Act.


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     SECTION 5. STANDARD OF CARE

     The Trust shall expect of Forum, and Forum will give the Trust the benefit of, Forum's best judgment and efforts in rendering these services to the Trust, and the Trust agrees as an inducement to Forum's undertaking these services that Forum shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, Forum against any liability to the Trust or to its security holders to which Forum would otherwise be subject by reason of wilful misfeasance, bad faith or gross negligence in the performance of Forum's duties hereunder, or by reason of Forum's reckless disregard of its obligations and duties hereunder.

     SECTION 6.  COMPENSATION; EXPENSES

     (a) In consideration of the administrative services performed by Forum as described herein, the Trust will pay Forum, with respect to each Fund a fee at the annual rate as listed in Appendix A hereto. Such fee shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

     (b) With respect to each Fund, Forum shall be responsible for the portion of the net expenses that relate to each of the Funds (except interest, taxes, brokerage, fees and expenses paid by the Trust pursuant to Rule 12b-1 under the Act, and organization expenses, all to the extent such exclusions are permitted by applicable state law and regulation) incurred by the Trust during each of its fiscal years or portion thereof that this Agreement is in effect which, as to a Fund, in any such year exceeds the limits applicable to the Fund under the laws or regulations of any state in which the shares of the Fund are qualified for sale (reduced pro rata for any portion of less than a year). This provision shall not apply with respect to those Funds for which Forum Advisors, Inc. serves as Adviser or those Funds for which an Adviser has agreed to a similar provision.

     (c) Subject to Section 6(b) hereof and any expense reimbursement arrangement between the Trust and any Adviser, the Trust shall be responsible and hereby assumes the obligation for payment of all its other expenses, including: (i) interest charges, taxes, brokerage fees and commissions; (ii) certain insurance premiums; (iii) fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent; (iv) telecommunications expenses; (v) auditing, legal and compliance expenses; (vi) costs of the Trust's formation and maintaining its existence; (vii) costs of preparing and printing the Trust's prospectuses, statements of additional information, account application forms and shareholder reports and delivering them to existing and prospective shareholders; (viii) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Trust; (ix) costs of reproduction, stationery and supplies; (x) compensation of the Trust's Trustees, officers, employees and other personnel performing services for the Trust who are not officers of the Adviser, of Forum Financial Services, Inc. or of affiliated persons of either; (xi) costs of corporate meetings; (xii) registration fees and related expenses for registration with the Commission and the securities regulatory


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authorities of other countries in which the Trust's shares are sold; (xiii)
state securities law registration fees and related expenses; (xiv) the fees payable hereunder and the fees payable to any investment adviser to the Trust under any investment advisory or similar agreement; (xv) and all other fees and expenses paid by the Trust pursuant to any distribution or shareholder service plan adopted pursuant to Rule 12b-1 under the Act or otherwise.

     SECTION 7.  EFFECTIVENESS, DURATION AND TERMINATION

     (a) This Agreement shall become effective with respect to each Fund on the date of its execution or amendment to include the Fund. Upon effectiveness of this Agreement with respect to a Fund, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Fund.

     (b) This Agreement shall continue in effect with respect to a Fund for a period of one year from its effectiveness and shall continue in effect for successive twelve-month periods; provided, however, that continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) and by a majority of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) and who do not have any direct or indirect financial interest in any plan adopted pursuant to Rule 12b-1 under the Act with respect to the Fund or in any agreement related to any such plan; provided further, however, that if the continuation of this Agreement is not approved as to a Fund, Forum may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

     (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the Trust. This Agreement shall terminate upon assignment.

     SECTION 8.  ACTIVITIES OF FORUM

     Except to the extent necessary to perform Forum's obligations hereunder, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's officers, Trustees or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

     SECTION 9.  MISCELLANEOUS

     (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

     (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.


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     (c)  This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

     (d) The terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person," and "assignment" shall have the meanings ascribed thereto in the Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        FORUM FUNDS


                                         /s/ John Y. Keffer
                                        --------------------
                                        John Y. Keffer
                                          President


                                        FORUM FINANCIAL SERVICES, INC.


                                         /s/ David R. Keffer
                                        --------------------
                                        David R. Keffer
                                        Vice President


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                                   FORUM FUNDS
                      MANAGEMENT AND DISTRIBUTION AGREEMENT

                                DECEMBER 18, 1995

                                   APPENDIX A


                                      Management Fee as a % of
                                      the Annual Average Daily
          Fund                         Net Assets of the Fund
          ----                        ------------------------

Payson Balanced Fund                            0.20%
Payson Value Fund                               0.20%
Daily Assets Cash Fund                          0.30%
Daily Assets Government Fund                    0.30%
Daily Assets Treasury Fund                      0.30%
Daily Assets Taxsaver Fund                      0.30%